UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2007, the Board of Directors of SunTrust Banks, Inc. (the “Company” or the “Registrant”) (1) approved certain amendments to the Company’s pension plans, (2) approved an enhancement to the Company’s 401(k) Plan match for affected employees, and (3) eliminated the early retirement subsidy for the Retiree Health Plan for certain future retirees. This action was taken, in part, to make the retirement program financially sustainable over the long term by stabilizing the volatility of the pension expense while providing a program of value to employees that will enhance the Company’s competitiveness in the marketplace. At the Board’s request, the Director of Human Resources and appropriate administrative committees will prepare formal plan amendments to reflect the Board’s decisions, which are described below:

SunTrust Banks, Inc. Retirement Plan (the qualified “Retirement Plan”)

Retirement Plan participants who are Company employees as of December 31, 2007 (“Affected Participants”) will cease to accrue additional benefits under the existing pension benefit formula after that date and all their accrued benefits will be frozen. Beginning January 1, 2008, Affected Participants who have fewer than 20 years of service and future participants will accrue future pension benefits under a cash balance formula that provides compensation and interest credits to a personal pension account. Affected Participants with 20 or more years of service as of December 31, 2007 will be given the opportunity to choose between continuing a traditional pension benefit accrual under a reduced formula or participating in the new personal pension account. Effective January 1, 2008, the vesting schedule will also change from the current 5-year cliff to a 3-year cliff for participants employed by the Company on and after that date.

SunTrust Banks, Inc. 401(k) Excess Plan, SunTrust Banks, Inc. ERISA Excess Plan, SunTrust Banks, Inc. Supplemental Executive Retirement Plan (the “Nonqualified Executive Plans”)

Participants in the Nonqualified Executive Plans who are Company employees after December 31, 2007 will accrue benefits under benefit formulas that are amended to mirror the revised benefit formulas of the qualified plans.

SunTrust Banks, Inc. 401(k) Plan (the “401(k) Plan”)

Effective January 1, 2008, the Company matching contribution under the 401(k) Plan will be increased to 100% of the first 5% of eligible pay that a participant, including an executive participant, elects to defer to this Plan, subject to such limitations as may be imposed by the Plan and applicable laws and regulations.

SunTrust Banks, Inc. Retiree Health Plan (“Retiree Health Plan”)

Effective January 1, 2010, the Company will discontinue its subsidy of medical coverage for retirees under age 65 unless such retirees have attained at least age 55 with 10 years of service before January 1, 2010.

Item 8.01	Other Events.

The Registrant made two immaterial amendments to certain nonqualified deferred compensation plans. First, on December 22, 2005, the Registrant amended certain of its compensation plans in order to facilitate its compliance with Internal Revenue Code Section 409A. Pursuant to IRS Notice 2005-1, such amendments became effective as of January 1, 2005. Next, on November 14, 2006, the Registrant again amended certain of its nonqualified deferred compensation plans in order to facilitate its compliance with revised rules issued under proposed regulations for Section 409A. Both amendments are furnished as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01. In both cases, the amendments were to each of the following plans:

SunTrust 401(k) Excess Plan

National Commerce Financial Corporation Equity Investment Plan

SunTrust Banks, Inc. Supplemental Executive Retirement Plan

SunTrust Banks, Inc. ERISA Excess Plan

Crestar Supplemental Executive Retirement Plan

National Commerce Financial Corporation Supplemental Executive Retirement Plan

SunTrust Banks, Inc. Deferred Compensation Plan

National Commerce Bancorporation Deferred Compensation Plan

SunTrust Banks, Inc. Directors Deferred Compensation Plan

National Commerce Financial Corporation Director’s Fees Deferral Plan

SunTrust Banks, Inc. 2000 Stock Plan

SunTrust Banks, Inc. 2004 Stock Plan

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to certain SunTrust Banks, Inc. and affiliate nonqualified deferred compensation plans effective January 1, 2005.

10.2	Amendment to certain SunTrust Banks, Inc. and affiliate nonqualified deferred compensation plans effective November 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: February 16, 2007.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President